Exhibit 10.4
Purchase agreement with Win Horse Investments Limited in relation to the disposal of China Natures
Technology Inc dated April 27, 2007
(Translated version)
DATED THE 27TH DAY OF APRIL 2007
CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION
(FORMERLY KNOWN AS TRAMFORD INTERNATIONAL LIMITED)
and
WIN HORSE INVESTMENTS LIMITED

SALE AND PURCHASE AGREEMENT
relating to shares in
CHINA NATURES TECHNOLOGY INC.
(FORMERLY KNOWN AS FUTURE SOLUTIONS DEVELOPMENT INC.)

THIS AGREEMENT is executed on the 27th day of April, 2007.
BETWEEN:-
(1) CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION (formerly known as TRAMFORD INTERNATIONAL LIMITED), a company incorporated under the laws of British Virgin Islands with limited liability (No. 161076) and whose registered office is situated at P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands (the “Vendor”); and
(2) WIN HORSE INVESTMENTS LIMITED, a company incorporated under the laws of British Virgin Islands with limited liability (No. 1393429) and whose registered office is situated at AMS Trustees Limited, Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands (the “Purchaser”).
WHEREAS:-
(A)	CHINA NATURES TECHNOLOGY INC.(formerly known as FUTURE SOLUTIONS DEVELOPMENT INC.) (the “Company”) is a company incorporated in the British Virgin Islands with limited liability since 28 January, 2003.The particulars of the Company are set out in Schedule 1.

(B)	The Vendor is the registered and beneficial owner of the 161,604 shares, at par value US$0.01 per share, of the Company (100% owned equity).
(C)	On 24 April 2007, the Company entered into a sale and purchase agreement with SOUTHWICK INTERNATIONAL LIMITED (“SOUTHWICK”) (a company incorporated under the laws of British Virgin Islands with limited liability (No. 1381230)) to sell its 100% equity interest owned in Shenzhen Innoessen Biotech Ltd. (“Shenzhen Innoessen”) to SOUTHWICK (“SPA of Shenzhen Innoessen”) . The particulars of Shenzhen Innoessen are set out in Schedule 3A.

(D)	On 24 April 2007, the Company entered into a sale and purchase agreement with SINOFIELD GROUP LIMITED (“SINOFIELD”) (a company incorporated under the laws of British Virgin Islands with limited liability (No. 1385327)) to sell its 100% equity interest owned in Zhangzhou Innoessen Biotech Ltd. (“Zhangzhou Innoessen”) to SINOFIELD(“SPA of Zhangzhou Innoessen”). The particulars of Zhangzhou Innoessen are set out in Schedule 3B.

(E)	The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase the SPA Sale Shares (as defined below) upon the terms and conditions contained in this Agreement. The Vendor and the

Purchaser understood, confirmed and agreed that the share transfer of Shenzhen Innoessen and Zhangzhou Innoessen will be completed prior to the Completion Date (as defined below) and the equity of Shenzhen Innoessen and Zhangzhou Innoessen will be not included in the SPA Sale Shares.
(F)	The Vendor and the Purchaser understood, confirmed and agreed that the share transfer of Shenzhen Innoessen and Zhangzhou Innoessen will be deemed as internal restructuring of the Vendor. The Purchaser further understood, confirmed and agreed that the consideration regarding Shenzhen Innoessen share transfer, in amount of HK$1,900,000, and the consideration regarding Zhangzhou Innoessen share transfer, in amount of HK$7,000,000, will be paid to the Vendor.
AND NOW IT IS HEREBY AGREED as follows:
1. DEFINITIONS AND INTERPRETATION
1.1	In this Agreement, including recitals and schedules, unless otherwise expressed or required by context, the following expressions shall have the respective meanings set opposite thereto as follows:-

“SPA Sale Shares”	for purpose of this Agreement, “SPA Sale Shares” means the 161,604 ordinary shares of US$0.01 each in the capital of the Company which are beneficially owned by the Vendor.

“Conditions precedent”	Conditions precedent set out in Clause 4.

“Vendor’s Warranties”	the representations, warranties and undertakings set out in Clause 6 and Schedule 4 made or given by the Vendor

“PRC”	the People’s Republic of China

“Hong Kong”	Hong Kong Special Administrative Region of the PRC

“Taxation”	means all forms of tax, duty, rate, levy or other imposition whenever (if any) and by whatever authority imposed and whether in PRC, Hong Kong or elsewhere, including (without limitation) profits tax, provisional profits tax, interest tax, property tax, real estate tax, land use fees, land appreciation tax, taxes on income, value added tax, withholding tax, salaries tax, payroll tax, customs duties, excise duties, rates, stamp duty, capital duty, estate duty and any interest, penalty or fine in connection with any such taxation as applicable.

“Completion”	the completion of the sale and purchase of the SPA Sale Shares in accordance with Clause 5.

“Completion Date”	date of Completion in accordance with Clause 5.1.

“Business Day”	means any day, including Saturdays, on which banks in Hong Kong are generally open for business.

“Share(s)”	share(s) of US$0.01 each in the capital of the Issuer

“Force Majeure”	means all unpredictable, uncontrollable and inevitable events occurring subsequent to the date thereof which result in the failure of parties to perform their obligations thereunder, including earthquake, hurricane, flood, war illness or other cause beyond such party’s reasonable control.

“Person(s)”	includes any natural person, public body and any body of persons, corporate or unincorporate.

“HK$”	Hong Kong Dollars, the lawful currency of Hong Kong Special Administrative Region of the PRC

“US$”	United States Dollars, the lawful currency of the United States of America

“Shenzhen Innoessen”	Shenzhen Innoessen Biotech Ltd., a company incorporated in PRC with limited liability on 11 November 2004, whose particulars are set out in Schedule 3A.

“Zhangzhou Innoessen”	China Merchants Zhangzhou Development Zone Innoessen Biotech Ltd., a company incorporated in PRC with limited liability on 22 December 2006, whose particulars are set out in Schedule 3B.
1.2	References to Clauses, Schedules and Exhibits are references to Clauses, Schedules and Exhibits of or to this Agreement and the Schedules and Exhibits shall be deemed to form part of this Agreement.
1.3	References to the Vendor and the Purchaser shall be deemed to include its successors and assigned beneficiaries.
1.4	The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.
1.5	Reference to Ordinances, statutes, legislation or enactments shall be construed as a reference to such Ordinances, statutes, legislation or enactments as may be amended or re-enacted from time to time and for the time being in force.
2. SALE AND PURCHASE OF THE SPA SALE SHARES
2.1	Subject to the terms and conditions contained in this Agreement, the Vendor agrees to sell and the Purchaser, in reliance on the Vendor’s Warranties and the indemnities hereunder made or given by the Vendor, agrees to purchase the SPA Sale Shares free from all liens, charges, encumbrances, pre-emption rights, equities and other third party rights whatsoever and together all rights attached to the SPA Sale Shares at the Completion Date or subsequently becoming attached to the SPA Sale Shares.
2.2	Upon Completion the Purchaser shall bear, and the Vendor shall cease to bear all the rights and obligations attached to the SPA Sale Shares.

2.3	In order to avoid any confusion, the Vendor and the Purchaser confirmed and agreed that the share transfer of Shenzhen Innoessen and Zhangzhou Innoessen will be completed prior to the Completion Date (as defined below) and the equity of Shenzhen Innoessen and Zhangzhou Innoessen will be not included in the SPA Sale Shares. The Vendor and the Purchaser understood, confirmed and agreed that the share transfer of Shenzhen Innoessen and Zhangzhou Innoessen will be deemed as internal restructuring of the Vendor. The Purchaser further understood, confirmed and agreed that the consideration regarding Shenzhen Innoessen share transfer and the consideration regarding Zhangzhou Innoessen share transfer shall be paid to the Vendor.
3. CONSIDERATION
The consideration for the SPA Sale Shares shall be HK$10,000,000. The first payment in amount of HK$1,000,000 (“the First Payment”) shall be transferred to an account assigned by the Vendor, or settled in a manner as agreed by the Vendor and the Purchaser, within two (2) months following the date thereof. The rest of consideration in amount of HK$9,000,000 (“the Residual Payment”) shall be transferred to an account assigned by the Vendor, or settled in a manner as agreed by the Vendor and the Purchaser, on the Completion Date.
4. CONDITIONS PRECEDENT
4.1	Completion of this Agreement shall be conditional upon the following conditions being fulfilled:-

(a)	board resolutions of the Company, approving the share transfer contemplated in this Agreement, the canceling of the share certificate representing the beneficial ownership of the Vendor, and the issuance of new share certificate for the Purchaser;

(b)	board resolutions of the Vendor, approving the entering into and performance of this Agreement, sale of the SPA Sale Shares and the execution of all other documents contemplated hereunder;

(c)	board resolutions of the Purchaser approving the entering into and performance of this Agreement and the execution of all other documents contemplated hereunder;

(d)	completion of the share transfer of Shenzhen Innoessen contemplated in the SPA of Shenzhen Innoessen, approval of the share transfer of Shenzhen Innoessen from PRC government, and change of records with Bureau of Administration for Industry & Commerce in PRC; and

(e)	completion of the share transfer of Zhangzhou Innoessen contemplated in the SPA of Zhangzhou Innoessen,

approval of the share transfer of Zhangzhou Innoessen from PRC government, and change of records with Bureau of Administration for Industry & Commerce in PRC.
4.2	If any of the above conditions has not been fulfilled or waived within twelve (12) months (or such later date as may be agreed between the parties) following the execution of the Agreement, this Agreement shall terminate and the non-defaulting party shall reserve rights to receive the First Payment.
5. COMPLETION
5.1	Subject to Clause 4.1 and the fulfillment (or waiver, as the case may be) of all conditions precedent, the Completion of the sale and purchase of the SPA Sale Shares contemplated in the Agreement shall take place on the fifteenth (15th) Business Day (or such other date agreed by the parties) upon the fulfillment of all condition precedent.

5.2	On the Completion Date, the Vendor shall deliver the signed Instrument of Transfer of the SPA Sale Shares and the share certificate representing beneficial ownership of the Purchaser to the Purchaser, and the Purchaser shall transfer the Residual Payment to the Vendor (or such other date agreed by the parties in writing).
6. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS BY THE VENDOR
6.1	The Vendor hereby unconditionally and irrevocably represents and warrants to and undertakes with the Purchaser that the statements under Clause 6.1 and in Schedule 4 are as at the date hereof and will be for all times up to and including the Completion Date, true and correct in all respects and not misleading in any respect. The Vendor shall be discharged from its respective further obligations except for its obligations set out in the Agreement.
6.2	The Vendor hereby agrees to indemnify the Purchaser in respect of all their costs or expenses which the Purchaser may incur either before or after the commencement of any action in connection with: (a) the settlement of any claim that any of the Vendor’s Warranties are untrue or misleading or have been breached; (b) any legal proceedings in which the Purchaser claims that any of the Vendor’s Warranties are untrue or misleading or have been breached and in which judgment is given for the Purchaser; or (c) the enforcement of any such settlement or judgment. This rights of the Purchaser under Clause 6.2 shall be in addition and without prejudice to any other rights and remedies available to it under this Agreement or otherwise, which rights and remedies are hereby specifically reserved.
7. WARRANTIES BY THE PURCHASER

7.1	The Purchaser hereby unconditionally and irrevocably represents and warrants to and undertakes with the Purchaser that the statements under Clause 7 are as at the date hereof and will be for all times up to and including the Completion Date, true and correct in all respects and not misleading in any respect. The Purchaser shall be discharged from its respective further obligations except for its obligations set out in the Agreement.
7.2	The Purchaser hereby agrees to indemnify the Vendor with one thousandth (0.1%) of the due payment each day, in case the Purchaser fails to pay the consideration to the Vendor in a timely manner.
7.3	The Purchaser hereby agrees to return to the Vendor all the materials and information in connection with the Agreement obtained from the Vendor upon the termination of this Agreement, unless the materials and information have been disclosed and are deemed to be public information.
7.4	The Purchaser hereby unconditionally and irrevocably agrees to waive the rights and remedies of the Purchaser under Clause 6.2(a) and 6.2(b), provided that the warranties under Clause 6.1 and in Schedule 4 are true and correct in all respects and not misleading in any respect according to the Purchaser’s due diligence and best knowledge.
8. ANNOUNCEMENTS AND CONFIDENTIALITY
8.1	Neither of the parties hereto shall make any announcement or release or disclose any information concerning this Agreement or the transaction herein referred to or disclose the identity of the other parties hereto (save disclosure to their respective professional advisers under a duty of confidentiality) without the prior written consent of the other Party hereto.
8.2	Save as required by any applicable law or Court order, or any governmental or regulatory authorities (in which case such disclosure shall not be released unless the contents of which have been approved by the other Parties), no press or other announcement shall be made in connection with the subject matter of this Agreement by any Party without the prior written approval of the other Party.
9. FORCE MAJEURE
9.1	Neither of parties shall be liable for any failure to perform its obligation in connection with any force majeure and the period to perform such obligations may be extended.
9.2	The party exposed to force majeure shall provide a written notice immediately and sufficient evidence within fifteen (15) days following the occurrence of the force majeure to the counterparty.

9.3	The parties shall agree to use their respective best endeavors to mitigate the consequences of the force majeure.
10. GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong
11. MISCELLANEOUS PROVISIONS
11.1 COSTS AND EXPENSES
Each of the Parties shall bear their own legal and professional fees, costs and expenses incurred by the Parties in the negotiation, preparation, execution and completion of this Agreement.
11.2 TAXATION
The stamp duty and all forms of tax incurred in connection with this Agreement (if any) shall be borne by the Vendor and the Purchaser in equal shares.
11.3 NOTICE
Any notice or other communication to be given under this Agreement shall be in writing. Any notice or other communication given or made under this Agreement shall be delivered personally or sent by pre-paid post, facsimile or telex at the address or telex number or fax number of the relevant party set out below (or such other address or telex number or fax number as the addressee has by five (5) Business Days prior written notice specified to the other parties):-
To the Vendor

Name	:	China Technology Development Group Corporation

Address	:	Room 2413-18, Shui On Centre, 8 Harbour Road, Wan Chai, Hong Kong

Fax Number	:	+852 3112 8410

Attention	:	Mr. Li Alan
To the Purchaser

Name	:	Win Horse Investments Limited

Address	:	Room A-B, 15/F, Ritz Plaza, 122 Austin Road, Tsimshatsui, Kowloon, Hong Kong

Fax Number	:	2468 2659 / 3475 4042

Attention	:	Mr. Chan Wai Kong
Any such notice, demand or communication shall be deemed to have been duly served:-

(a) if given or made by hand, when delivered;
(b) if given or made by letter, two (2) Business Days after posting;
(c) if given or made by facsimile or telex, when despatched with confirmed answerback.
11.4 WAIVER
Non-performance of the rights and remedies by any Party shall not be deemed or in any way not be construed as a waiver of any of its rights and remedies hereunder. The performance of rights and remedies shall not be affected by the partial performance of such rights and remedies by any Party.
11.5 INDULGENCE
The rights and remedies provided in the Agreement are cumulative and not exclusive of any rights or remedies provided by law and shall be supplemented by the current or future rights and remedies provided by law.
11.6 SEVERABILITY
If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.
11.7 ASSIGNMENT
The rights and obligations under the Agreement may not be assigned or transferred by any party without the prior written consent of the other parties.
11.8 AMENDMENT
This Agreement shall not be amended, excluding provisions under Clause 11.6, except by an instrument in writing signed by each of the parties.
11.9 CONSEQUENCE OF THE COMPLETION
The unexecuted provision (including representations, warranties and undertakings) upon the Completion shall remain effective subsequently.
11.10 TIME
Time shall be of the essence of this Agreement. Any time, date or period (if any) mentioned in the Agreement may be amended by mutual written consent between the parties.
11.11 FURTHER ASSURANCE
At all times after the date hereof, the parties shall at their own expense execute all such documents and do such acts and things as may reasonably be required for the purpose of giving full force and effect to this Agreement.

11.12 ENTIRE AGREEMENT
This Agreement together with its Schedules constitutes the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and (save as expressly provided or reserved herein) neither party has relied on any such proposals, representations, warranties, agreements or undertakings.
11.13 EXEMPTION
The parties hereby confirm respectively that the share sale and purchase contemplated in the Agreement belongs to business activities. The parties hereby irrevocably agree that neither of the parties shall declare or defend to be exempted from the governing law.
11.14 INDEPENDENT LEGAL OPINION
All the parties herby confirm that they have obtained independent legal opinion concerning the terms and conditions of the Agreement and that they hereby execute the Agreement to their best knowledge of the objective, nature and consequence of the Agreement.
11.15 LANGUAGE AND COUNTERPART
This Agreement is written in English and executed in two counterparts, all of which will be considered one and the same agreement and will become effective when two counterparts have been signed by each of the parties and delivered to the other parties.

SCHEDULE 1
PARTICULARS OF THE COMPANY

1.	Name	:	CHINA NATURES TECHNOLOGY INC.

2.	Company number		531367

3.	Place of incorporation	:	British Virgin Islands

4.	Date of incorporation	:	28 January 2003

5.	Authorised share capital	:	US$50,000.00 divided into 50,000,000 shares of US$0.01 each

6.	Issued share capital	:	US$1,616.04 divided into 161,604 shares of US$0.01 each

7.	Shareholders		China Technology Development Group Corporation: 161,604 Shares (100%)

8.	Directors	:	Li Alan Lu Zhenwei Zhang Yibing

9.	Registered Office	:	Trident Chambers, P.O.Box 146, Road Town, Tortola, British Virgin Islands

10.	Subsidiaries	:	Zhejiang University (HangZhou) Leaf Bio-technology Co., Ltd. (particulars set out in Schedule 2) (71.43%)
Shenzhen Innoessen Biotech Ltd. (particulars set out in Schedule 3A) (100%)
Zhangzhou Innoessen Biotech Ltd. (particulars set out in Schedule 3B) (100%)

SCHEDULE 2
PARTICULARS OF THE SUBSIDIARY

1.	Name	:	Zhejiang University (HangZhou) Leaf Bio-technology Co., Ltd.

2.	Business license number		Qi He Zhe Hang Zong Zi 200102

3.	Place of incorporation	:	PRC

4.	Date of incorporation	:	14 June 2002

5.	Type of enterprise		Joint Venture

6.	Registered capital	:	RMB 21,000,000.00

7.	Shareholders		China Natures Technology Inc. (71.43%)

8.	Legal representative	:	Zhang Ying

9.	Registered address	:	Room 1309, Qianjiang Technology Mansion, 388 Wen San Road, Gao Xin District, Hangzhou, Zhejiang Province, PRC

SCHEDULE 3A
PARTICULARS OF SHENZHEN INNOESSEN

1.	Name	:	Shenzhen Innoessen Biotech Ltd.

2.	Business license number		Qi Du Yue Shen Zong Zi 314178

3.	Place of incorporation	:	PRC

4.	Date of incorporation	:	11 November 2004

5.	Type of enterprise		Wholly foreign-owned enterprise

6.	Registered capital	:	HK$ 1,900,000.00

7.	Shareholders on the date hereof		China Natures Technology Inc. (100%) (According to the agreement which was entered into between the Company and SOUTHWICK on 24 April 2007, Shenzhen Innoessen will be sold to SOUTHWICK prior to the Completion Date hereof.)

8.	Legal representative	:	Li Alan

9.	Registered address	:	16/F, China Merchants Development Centre, Nan Hai Avenue, Nan Shan District, Shenzhen, Guangdong Province, PRC

SCHEDULE 3B
PARTICULARS OF ZHANGZHOU INNOESSEN

1.	Name	:	China Merchants Zhangzhou Development Zone Innoessen Biotech Ltd.

2.	Business license number		Qi Du Min Zhang Fu Zi 003597

3.	Place of incorporation	:	PRC

4.	Date of incorporation	:	22 December 2006

5.	Type of enterprise		Wholly foreign-owned enterprise

6.	Registered capital	:	HK$ 7,000,000.00

7.	Shareholders on the date hereof	China Natures Technology Inc. (100%)
(According to the agreement which was entered into between the Company and SINOFIELD on 24 April 2007, Zhangzhou Innoessen will be sold to SINOFIELD prior to the Completion Date hereof.)

8.	Legal representative	:	Li Alan

9.	Registered address	:	1/F, General Plant, No.3 Tang Yang Industry District, Zhangzhou Development Zone, Fujian Province, PRC

SCHEDULE 4
WARRANTIES
1. The Vendor is the sole registered and beneficial owner of the Sale Shares. The Sale Shares are free from any liens, charges, encumbrances, claims, equities or pre-emptive or third party rights of whatsoever nature and together with all rights and entitlements attaching thereto.
2. As at the date of this Agreement and immediately prior to Completion, the information set out in the Recitals and Schedules to this Agreement is true, accurate and complete.
3. The Vendor has full power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and its performance of its obligations hereunder have been duly taken and this Agreement will, when executed by each of them, be a legal, valid and binding agreement on it and enforceable in accordance with the terms thereof.

IN WITNESS whereof this Agreement has been executed on the day and year first above written.

/s/ Alan Li

SIGNED by Li Alan	)
For and on behalf of	)
CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION )
in the presence of:	)

/s/ Chan Wai Kong

SIGNED by Chan Wai Kong	)
For and on behalf of	)
WIN HORSE INVESTMENTS LIMITED	)
in the presence of:	)